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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 9, 2004 relating to the consolidated financial statements and financial statement schedule of Blue Nile, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
April 19, 2004